UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2007 (June 24, 2007)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 24, 2007, TreeHouse Foods, Inc. (“TreeHouse”), entered into a purchase and sale agreement (the “Agreement”) with E.D. Smith Operating Trust, E.D. Smith Limited Partnership and E.D. Smith Income Fund (the “Fund”), pursuant to which a wholly-owned subsidiary of Treehouse will, subject to satisfaction or waiver of the conditions set forth in the Agreement, acquire substantially all off of the assets of the Fund, including all of the outstanding equity interests in E.D. Smith & Sons, GP, Ltd., E.D. Smith & Sons, LP and E.D. Smith & Sons, Limited. TreeHouse will pay an aggregate cash purchase price of approximately $203 million for the assets of the Fund, and will assume certain indebtedness of the acquired entities and pay certain transaction expenses of the Fund and its subsidiaries. It is anticipated that the unitholders of the Fund will receive CAD 9.15 per unit, subject to CAD 0.60 per unit that will be held in escrow pending the final determination of certain potential tax liabilities of the Fund and other wind-up costs. The transaction is subject to regulatory approvals and other customary closing conditions and will be financed through borrowings under TreeHouse’s existing credit facility.
     The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated by reference herein.
Item 7.01. Regulation FD Disclosure
     On June 25, 2007, TreeHouse issued a press release announcing the signing of the Agreement as described in Item 1.01 above. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:

Exhibit	Exhibit
Number	Description
2.1	Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.

99.1	Press Release, dated June 25, 2007, announcing the signing of the Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: June 26, 2007	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
2.1	Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.

99.1	Press Release, dated June 25, 2007, announcing the signing of the Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.